UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2023

Societal CDMO, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 E. Uwchlan Ave, Suite 112
Exton, Pennsylvania	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 534-8239

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01	SCTL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 20, 2023, Societal CDMO, Inc. (the “Company”) announced a strategic restructuring plan, and corresponding reduction in workforce, aimed at streamlining and optimizing the Company’s operations. The restructuring plan includes a reduction in the Company’s workforce of 26 current employees and nine open positions, a significant majority of which work to support earlier-stage services, which are most acutely affected by the current financing environment. The Company expects this workforce reduction to result in annualized savings to the Company of approximately $5.5 million.

The Company estimates that it will incur approximately $1 million of one-time costs, most of which are expected to be cash expenditures, primarily in connection with the reduction in workforce related to severance pay and other related termination benefits. The Company communicated the workforce reduction on September 20, 2023 and expects the majority of the costs to be incurred during the quarter ending September 30, 2023. The estimate of costs that the Company expects to incur, and the timing thereof, are subject to a number of assumptions, and actual results may differ materially from these estimates. The Company may also incur other cash or non-cash charges or cash expenditures not currently contemplated due to events that may occur as a result of, or in association with, the actions described above.

Item 7.01	Regulation FD Disclosure.

On September 20, 2023, the Company issued a press release announcing the strategic restructuring plan and the appointment of Wayne B. Weisman as Executive Chairman of the Company’s Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished solely to satisfy the requirements of Regulation FD and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, including, without limitation, statements related to the estimated costs associated with severance pay and other related termination benefits and the expected timing of such costs. Any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s ability to implement, and realize the expected benefits of, the restructuring plan as currently anticipated, the impact of the workforce reduction on the Company’s business operations and reputation, retaining skilled and motivated personnel, costs of restructuring, expected future balances of cash, cash equivalents and short-term investments and unanticipated charges not currently contemplated that may occur as a result of the restructuring plan. The Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 1, 2023, Quarterly Reports on Form 10-Q, filed with the SEC on May 10, 2023 and August 14, 2023, and its other filings made with the SEC from time to time contain under the heading, “Risk Factors,” a more comprehensive description of risks to which the Company is subject. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished herewith:

Exhibit No.	Document
99.1	Press Release of Societal CDMO, Inc., dated September 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Societal CDMO, Inc.

By:	/s/ J. David Enloe, Jr.
Name:	J. David Enloe, Jr.
Title:	President and Chief Executive Officer

Date: September 20, 2023